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                                                                     Exhibit 5.2
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MOURANT DU FEU & JEUNE
ADVOCATES, SOLICITORS AND NOTARIES PUBLIC

                                    PO Box 87               Tel: 01534 609000
                                    22 Grenville Street     Fax: 01534 609333
                                    St Helier               International
                                    Jersey JE4 8PX          Tel: +44 1534 609000
                                    Channel Islands         Fax: +44 1534 609333
                                                            www.mourant.com

Airplanes Limited
22 Grenville Street
St Helier
Jersey JE4 8PX
Channel Islands

                                                           23 April 2001

Our ref:          0215/ifd/27291/1/1470258


Dear Sirs

AIRPLANES LIMITED

We have acted as special counsel to Airplanes Limited, a public limited liability company incorporated in Jersey (the "COMPANY "), in connection with the issuance by Airplanes Pass Through Trust of Subclass A-9 Pass Through Trust Exchange Certificates registered under the United States Securities Act of 1933, as amended (the "ACT") (the "EXCHANGE CERTIFICATES") in exchange for equivalent certificates not registered under the Act, the Exchange Certificates representing a fractional undivided beneficial interest in Subclass A-9 Notes issued by the Company (the "AIRPLANES LIMITED SUBCLASS A-9 NOTES") and by Airplanes U.S. Trust (the "AIRPLANES U.S. TRUST SUBCLASS A-9 NOTES" and, together with the Airplanes Limited Subclass A-9 Notes, the " SUBCLASS A-9 NOTES"). The Airplanes Limited Subclass A-9 Notes have been issued pursuant to a supplement entered into between the Company, Airplanes U.S. Trust and Bankers Trust Company, as indenture trustee (the "TRUSTEE") dated as of March 15, 2001 and which is supplemental to an indenture entered into as of March 28, 1996 between the same parties as supplemented by Supplement No. 1 thereto entered into as of March 16, 1998 between the same parties (as so supplemented, the "INDENTURE ").

In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the following:

    A R Binnington, E A Breen, J A J Chapman, C E Coutanche (Senior Partner),
 J D P Crill, C L I Davies, N C Davies, E C Devenport, S M Gould, T J Herbert, R A Hickling, I C James, R F V Jeune (Managing Partner), B H Lacey, W Malorey,
    J A Richomme, M R Scott, J P Speck, A J R Syvret, J C Walker, D R Wilson

        Associates: N J D Chapman, C R Deacon, M I Guillaume, N M Hamel,
                            G A Pollano, N J Weston
            Consultants: K S Baker, R R Jeune C B E, P de C Mourant


       MOURANT DU FEU & JEUNE LONDON: 35 NEW BRIDGE STREET, BLACKFRIARS,
          LONDON EC4V 6BW TEL: +44 20 7332 6161 FAX: +44 20 7332 6199

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Airplanes Limited
23 April 2001

(a) the Certificate of Incorporation of the Company (under the name "Atlanta Holdings Limited") and the Certificate of Incorporation on change of name from Atlanta Holdings Limited to Airplanes Limited;

(b) the Memorandum and Articles of Association of the Company previously filed with the Securities and Exchange Commission;

(c) the Indenture appearing as Exhibits 4.15, 4.16 and 4.17 to the Registration Statement (as defined below);

(d) the Registration Statement on Form S-4 first filed by the Company with the Securities and Exchange Commission pursuant to the Act on April 10, 2001 in connection with the registration of the Exchange Certificates pursuant to the Exchange Offer (as therein defined) to be made by the Company and Airplanes U.S. Trust (the "REGISTRATION STATEMENT");

(e) the draft prospectus (the "PROSPECTUS") appearing in the Registration Statement; and

(f)  a specimen of the Airplanes Limited Subclass A-9 Notes appearing as part of
     Exhibit 4.17 to the Registration Statement.

Based upon the foregoing we are of the opinion as follows:

(1) the Company has been duly incorporated and is validly existing as a public limited liability company under the laws of Jersey and has full corporate power and authority to own its assets and conduct its business as described in the Registration Statement;

(2) assuming that (i) the Indenture was duly and validly authorized, executed and delivered by the Company, Airplanes U.S. Trust and the Trustee in accordance with all relevant applicable laws; (ii) the Indenture constitutes the legal, valid and binding agreement and obligation of the Company enforceable in accordance with its terms under the laws of the State of New York (by which laws it is expressed to be governed); (iii) the Indenture is enforceable against the Company under such laws, and (iv) the directors of the Company were acting in its best interests when authorising, executing and delivering the Indenture, it constitutes the legal, valid and binding agreement and obligation of the Company, enforceable against the Company in accordance with its terms, subject to
     (a) applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect; (b) overriding principles of jurisdiction in the Jersey Court and (c) general principles of equity; and

(3) provided the Airplanes Limited Subclass A-9 Notes constitute the valid and binding obligations of the Company under the laws of the State of New York

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Airplanes Limited
23 April 2001

     (by which laws the Airplanes Limited Subclass A-9 Notes are expressed to be governed), the Airplanes Limited Subclass A-9 Notes have been legally and validly issued as a matter of Jersey law and constitute valid and binding obligations of the Company, subject to (i) applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium or other laws affecting creditors' rights generally from time to time in effect and (ii) general principles of equity.

We do not express any opinion as to any laws other than the laws of Jersey as such laws are applied by the Courts of Jersey as at the date of this letter.

We know that we may be referred to as legal advisers who have opined upon the validity of the Airplanes Limited Subclass A-9 Notes on behalf of the Company, in the Registration Statement and in any Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments thereto, as well as to the use of this letter as an exhibit to the Registration Statement.

Yours faithfully,

/s/ Mourant du Feu & Jeune

MOURANT DU FEU & JEUNE